    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 21, 2006
                                                           REGISTRATION NO. 333-
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------


                       INTERMAGNETICS GENERAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                   14-1537454
   (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                             450 OLD NISKAYUNA ROAD
                             LATHAM, NEW YORK 12110
                                 (518) 782-1122
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                                ----------------

                                MICHAEL K. BURKE
                       INTERMAGNETICS GENERAL CORPORATION
                             450 OLD NISKAYUNA ROAD
                             LATHAM, NEW YORK 12110
                                 (518) 782-1122
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                ----------------

                                   Copies to:

   --------------------------------------------- -------------------------------
               Katherine M. Sheehan                    Stephen P. Farrell
                 General Counsel                   Morgan, Lewis & Bockius LLP
        Intermagnetics General Corporation              101 Park Avenue
              450 Old Niskayuna Road                New York, New York 10178
              Latham, New York 12110                     (212) 309-6050
                (518) 782-1122                        (212) 309-6001 fax
            (518) 783-2602 fax
   --------------------------------------------- -------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement, as determined by market conditions.
                                ----------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |X|

    If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

                              TABLE OF ADDITIONAL REGISTRANTS




EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS       STATE OF             I.R.S. EMPLOYEE
CERTIFICATE OF INCORPORATION                       INCORPORATION        IDENTIFICATION NO.
----------------------------                       -------------        ------------------
Invivo Corporation                                 Delaware                 77-0115161
==========================================================================================


                                           CALCULATION OF REGISTRATION FEE
===================================================================================================================

                                                                              -----------------------------------
                                                                                 AMOUNT TO BE REGISTERED/
                                                                                 PROPOSED MAXIMUM OFFERING
                                                                                      PRICE PER UNIT/
                                                                                 PROPOSED MAXIMUM OFFERING
                           TITLE OF EACH CLASS OF                                         PRICE/
                         SECURITIES TO BE REGISTERED                              AMOUNT OF REGISTRATION FEE
                         ---------------------------                             ---------------------------
Debt Securities                                                                              (1)
Warrants (2)
Preferred Stock
Depositary Shares (3)
Purchase Contracts
Units (4)
Common Stock
Subsidiary Guarantees

===================================================================================================================

(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may be sold from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2) Warrants may be issued together in units with any purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property. Warrants may entitle the holder (A) to purchase debt securities registered hereby, (B) to receive cash determined by reference to an index or indices, (C) to receive cash determined by reference to currencies, (D) to receive cash determined by reference or interest rates, or (E)(i) to purchase or sell securities of an entity other than the Registrant, a basket of such securities or commodities, or (ii) to receive cash determined by reference to any other financial, economic or other measure or instrument including the occurrence or non-occurrence of any other event or circumstance, or any combination of the above.

(3) Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(4) Each unit will be issued under a unit agreement or indenture and will represent an interest in one or more debt securities, warrants, purchase contracts, shares of preferred stock and depositary shares, as well as debt or equity securities of an entity affiliated or not affiliated with the registrant, in any combination, which may or may not be separable from one another.


================================================================================

                                   PROSPECTUS

                       INTERMAGNETICS GENERAL CORPORATION

MAY OFFER--

                                 Debt Securities
                                    Warrants
                                 Preferred Stock
                                Depositary Shares
                               Purchase Contracts
                                      Units
                                  Common Stock

                                ----------------

    Intermagnetics General Corporation from time to time may offer to sell debt securities, warrants, preferred stock, either separately or represented by depositary shares, purchase contracts, common stock, and as well as units that include any of these securities or securities of other entities. The debt securities, warrants, preferred stock and purchase contracts may be convertible into or exercisable or interchangeable for common or preferred stock or other securities of the Company or debt or equity securities or one or more other entities. The common stock of the Company is listed on the Nasdaq National Market and trades under the symbol "IMGC".

    The Company may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly through purchasers, on a continuous or delayed basis.

    This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in one or more supplements to this prospectus.

                                ----------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

                       Prospectus dated February 21, 2006

                                EXPLANATORY NOTE

    The prospectus contained herein relates to all of the following:

   o the initial offering of debt securities, warrants, preferred stock, depositary shares, purchase contracts, units and common stock issuable by Intermagnetics General Corporation; and

   o    the offering of such securities by the holders thereof.

    When the prospectus is delivered to an investor in the initial or a secondary offering described above, the investor will be informed of that fact in the confirmation of sale or in a prospectus supplement.

    To the extent required, the information in the prospectus, including financial information, will be updated at the time of each offering. Upon each such offering, a prospectus supplement to the base prospectus will be filed.

                                                    TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
Where You Can Find More Information..................................................................................7
Incorporation of Certain Information by Reference....................................................................7
Intermagnetics General Corporation...................................................................................8
Description of Securities We May Offer...............................................................................9
   Debt Securities...................................................................................................9
   Warrants..........................................................................................................19
   Preferred Stock...................................................................................................22
   Depositary Shares.................................................................................................24
   Purchase Contracts................................................................................................26
   Units.............................................................................................................26
   Common Stock......................................................................................................27
Form, Exchange and Transfer..........................................................................................28
Book-Entry Procedures And Settlement.................................................................................29
Ratio of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges.........................................30
Use of Proceeds......................................................................................................30
Certain United States Federal Income Tax Considerations..............................................................31
Plan of Distribution.................................................................................................43
Certain ERISA Considerations.........................................................................................44
Legal Matters........................................................................................................44
Experts..............................................................................................................44
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995................................44

YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, AS WELL AS THE INFORMATION INCORPORATED BY REFERENCE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, THE PROSPECTUS SUPPLEMENT OR ANY DOCUMENTS INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE APPLICABLE DOCUMENT.

                       WHERE YOU CAN FIND MORE INFORMATION

    As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

    We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

o Annual Report on Form 10-K for the year ended May 29, 2005, filed August 12, 2005;

o Quarterly Reports on Form 10-Q for the quarter ended August 28, 2005, filed on October 7, 2005, and for the quarter ended November 27, 2005, filed on January 6, 2006;

o Current Report on Form 8-K filed on February 10, 2004 as amended by Amendment No. 1 to Current Report on Form 8-K/A filed on April 12, 2004 and Amendment No. 2 filed on February 10, 2005;

o   Current Report on Form 8-K filed on August 17, 2005;

o   Current Report on Form 8-K filed on September 6, 2005;

o   Current Report on Form 8-K filed on January 26, 2006;

o   Current Report on Form 8-K filed on January 31, 2006;

o   Current Report on Form 8-K filed on February 21, 2006 and

o The description of our common stock contained in our registration statement on Form 8-A/A, filed with the SEC on February 7, 2005.

    All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of the completion of the offering of the securities described in this prospectus and the date our affiliates stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

    You may obtain copies of these documents, at no cost to you, from our Internet website (www.igc.com), or by writing or telephoning us at the following address:

                               Investor Relations
                       Intermagnetics General Corporation
                             450 Old Niskayuna Road
                             Latham, New York 12110
                                 (518) 782-1122

                       INTERMAGNETICS GENERAL CORPORATION

    Since our founding in 1971, we have evolved into a successful developer, manufacturer and marketer of high-field MRI magnets, sub-systems and components and other specialized value-added devices. MRI stands for magnetic resonance imaging, a tool used for medical diagnostic imaging of the human body. We draw on our financial strength, operational excellence and technical leadership, as well as our expanding business within the medical device market that encompasses Invivo Diagnostic Imaging and Invivo Patient Care.

    The MRI segment includes our magnet business group which develops, manufactures and sells low temperature superconducting magnets that are used in MRI systems.

    Our Medical Devices segment consists of one collectively managed entity, Invivo Corporation with a universal brand identity of "Invivo". Invivo's management team concentrates on the collective growth, revenues and profitability of its portfolio of products including RF-coils, vital sign patient monitors, visualization and analysis products and service for these products. RF-coils are application-specific devices that work as a part of the overall MRI system to create images of specific anatomical areas of the body. Examples include breast, head, knee and wrist RF-coils. These products are sold directly to major original equipment manufacturers (OEM's) including Philips Medical Systems ("Philips"), GE Healthcare ("GE"), Siemens Medical Solutions ("Siemens") and Toshiba Medical Systems ("Toshiba"). These products are also sold directly to healthcare providers through Invivo's direct global sales network comprised of direct sales representatives and independent distributors. Vital sign monitoring products are devices used throughout hospital acute care departments, ambulatory surgical outpatient centers, hospital based radiology departments, and free-standing diagnostic imaging centers. These products monitor and display respiratory and cardiac vital signs such as temperature, heart rate and blood pressure. Invivo offers both MRI-compatible monitors for use in the MRI imaging suite and bedside monitors with central viewing systems at central nurse stations. Visualization and analysis systems are software based products used in conjunction with RF coils in diagnostic imaging and interventional diagnostic procedures. Invivo provides service through company operated repair centers. An integral part of Invivo's sales and marketing strategy is a corporate and national account program. Invivo enters into supply agreements with Group Purchasing Organizations (GPO) to sell products to the GPO member hospitals or healthcare facilities.

    In energy technology, our subsidiary, SuperPower, Inc. is developing high-temperature superconducting materials and devices designed to enhance the capacity, reliability and quality of electrical power transmission and distribution. These materials and devices are also expected to have distinct defense industry applications.

    Our principal executive office is at 450 Old Niskayuna Road, Latham, New York 12110, and our telephone number there is (518) 782-1122.

                     DESCRIPTION OF SECURITIES WE MAY OFFER

                         DESCRIPTION OF DEBT SECURITIES

    In this section, references to holders mean those who own debt securities registered in their own names, on the books that Intermagnetics General Corporation or the indenture trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled Book-Entry Procedures and Settlement.

GENERAL

    The debt securities offered by this prospectus will be our unsecured obligations and will be either senior or subordinated debt. We will issue senior debt under a senior debt indenture, and we will issue subordinated debt under a subordinated debt indenture. We sometimes refer to the senior debt indenture and the subordinated debt indenture individually as an indenture and collectively as the indentures. The indenture trustee under each of the senior debt indenture and the subordinated debt indenture will be JPMorgan Chase Bank, N.A. We have filed the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions outlined in "Where You Can Find More Information", or by contacting the applicable indenture trustee.

    A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, has been filed with the SEC or will be filed with the SEC at the time of the offering as exhibits to the registration statement of which this prospectus forms a part.

    The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This summary is not complete. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement.

    Unless otherwise provided for a particular issuance in an accompanying prospectus supplement, the trustee under each of the senior debt indenture and the subordinated debt indenture will be JPMorgan Chase Bank, N.A..

    The indentures provide that our unsecured senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right to reopen a previous issue of a series of debt securities by issuing additional debt securities of such series.

INFORMATION IN THE PROSPECTUS SUPPLEMENT

    The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

o   the title or designation;

o   whether the debt is senior or subordinated;

o whether the debt securities are guaranteed by our subsidiaries and whether those guarantees are secured and, if so, the collateral securing the guarantees;

o   the aggregate principal amount offered and authorized denominations;

o   the initial public offering price;

o   the maturity date or dates;

o any sinking fund or other provision for payment of the debt securities prior to their stated maturity;

o whether the debt securities are fixed rate debt securities or floating rate debt securities or auction rate debt securities or original issue discount debt securities;

o if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any;

o if the debt securities are floating rate debt securities, the method of calculating the interest rate;

o if the debt securities are auction rate debt securities, the manner in which the auction process will be conducted;

o if the debt securities are original issue discount debt securities, their yield to maturity;

o the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

o if other than in U.S. Dollars, the currency or currency unit in which payment will be made;

o   any provisions for the payment of additional amounts for taxes;

o the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

o whether the debt securities will be convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be convertible or exchangeable;

o the terms and conditions on which the debt securities may be redeemed at our option;

o any obligation of ours to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

o the names and duties of any co-indenture trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

o any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

o the ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries' debt;

o if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

o   the place where we will pay principal and interest;

o additional provisions, if any, relating to the defeasance of the debt securities;

o   any United States federal income tax consequences, if material;

o   the dates on which premium, if any, will be paid;

o our right, if any, to defer payment of interest and the maximum length of this deferral period;

o   any listing of the debt securities on a securities exchange; and

o   any other specific terms of the debt securities.

    The terms on which a series of debt securities may be convertible into or exchangeable for other securities of Intermagnetics or any other entity will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. The terms may include provisions pursuant to which the number of other securities to be received by the holders of such series of debt securities may be adjusted.

    We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under Book-Entry Procedures and Settlement. Unless otherwise provided in the accompanying prospectus supplement, we will issue debt securities denominated in U.S. Dollars and only in denominations of $1,000 and integral multiples thereof. The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

    The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of JPMorgan Chase Bank, N.A. in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

PAYMENT AND PAYING AGENTS

    Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of JPMorgan Chase Bank, N.A. in New York City. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of JPMorgan Chase Bank, N.A. in New York City, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the prospectus supplement.

CALCULATION AGENTS

    Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. We may appoint one of our affiliates as calculation agent. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement.

SENIOR DEBT

    We will issue senior debt securities under the senior debt indenture. Senior debt will rank on an equal basis with all our other unsecured and unsubordinated debt.

SUBORDINATED DEBT

    We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinated and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all our senior debt both secured and unsecured.

    In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal of or premium, if any, or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

    If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

    If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

    Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

    Senior debt means:

o the principal, premium, if any, and interest in respect of indebtedness of ours and/or our subsidiaries that may guarantee our debt for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities;

o   all capitalized lease obligations;

o   all hedging obligations;

o   all obligations representing the deferred purchase price of property; and

o all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

o   subordinated debt securities;

o   any subsidiary guarantees of the subordinated debt securities;

o any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities; and

o indebtedness that is subordinated to a senior debt obligation of ours specified above.

    The effect of this last provision is that we may not issue, assume or guarantee any indebtedness for money borrowed which is junior to the senior debt securities and senior to the subordinated debt securities.

COVENANTS

    Limitations on Mergers and Sales of Assets. The indentures provide that we may not merge or consolidate or transfer or lease our assets substantially as an entirety, and another person may not transfer or lease its assets substantially as an entirety, to us unless:

o either (1) we are the continuing corporation, or (2) the successor corporation, if other than us, is a U.S. corporation and expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture;

o immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture; and

o an officer's certificate and an opinion of counsel setting forth certain statements are delivered to the indenture trustee.

    Merger, Consolidation and Sale of Assets by our subsidiaries that may guarantee our debt securities. Where the terms of any debt securities we may issue provide, no subsidiary that guarantees our debt may:

o consolidate or merge with or into any other person (other than us or another subsidiary that guarantees our debt); or

o directly or indirectly transfer, sell lease or otherwise dispose of its properties and assets substantially as an entirety to any other person (other than to us or to another subsidiary that guarantees our debt, unless, in either such case:

o the entity formed by such consolidation or into which such subsidiary consolidates or merges, or which acquires by transfer, sale or lease the properties and assets of such subsidiary substantially as an entirety, is organized under the laws of the United States or any state thereof or the District of Columbia, and which expressly assumes, by a supplemental indenture executed and delivered to the indenture trustee in a form reasonably satisfactory to the indenture trustee, all of such subsidiary's obligations under the indenture.

    Limitations on Liens. The indentures provide that we will not, and will not permit any subsidiary to, issue, incur, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of the voting stock of any subsidiary without effectively providing that each series of senior debt securities and, at our option, any other indebtedness ranking equally and ratably with such indebtedness, is secured equally and ratably with (or prior to) such other secured indebtedness.

    Limitations on Transactions with Affiliates. The senior indenture provides that we will not, and will not permit any subsidiary to, sell, lease, transfer or otherwise dispose of any of our or its properties or assets to, or purchase any property or asset from, or enter into any transaction, contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any affiliate of ours unless:

o the transaction with the affiliate is made on terms no less favorable to us or the subsidiary than those that would have been obtained in a comparable transaction with an unrelated person; and

o in the case of any affiliate transaction involving consideration in excess of $25 million in any fiscal year, we deliver to the trustee a certificate to the effect that our board of directors has determined that the transaction complies with the requirements described in the above bullet point and the transaction has been approved by a majority of the disinterested members of our board of directors.

    Other Covenants. In addition, any offered series of debt securities may have additional covenants which will be described in the prospectus supplement.

MODIFICATION OF THE INDENTURES

Under the indentures, we and the relevant indenture trustee may amend the indentures, without the consent of any holder of the debt securities to:

     o  cure ambiguities, defects or inconsistencies;

     o comply with the covenant described under "Limitations on Mergers and Sales of Assets";

     o add to our covenants or to those of our subsidiaries that may guarantee the debt securities for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included for the benefit of such series) or to surrender any rights or power conferred upon us or our subsidiaries;

     o add any additional events of default for the benefit of the holders of all or a series of debt securities;

     o  establish the form or terms of debt securities of any series;

     o provide for uncertificated debt securities in addition to or in place of certificated debt securities;

     o  add additional guarantors of the debt securities;

     o  secure the debt securities;

     o evidence the succession of another person to the Company and the assumption of the covenants in the indentures and in the debt securities by such successor;

     o  make provisions with respect to conversion rights, if any;

     o add or change any provision of the indentures to permit the issuance of the debt securities in bearer form, registrable or not registrable as to principal, with or without interest coupons;

     o  appoint a successor indenture trustee under either indenture;

     o  maintain the qualification of the indenture under the Trust Indenture
        Act;

     o add to, change or eliminate any provision of the indentures so long as such addition, change or elimination does not adversely affect the rights of the holders in any material respect; or

     o conform any provision of the indentures to the "Description of Debt Securities" contained in this prospectus or any similar provision in any prospectus supplement relating to an offer of debt securities under the indentures.

    We and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series. However, no such modification may, without the consent of each holder of an affected security:

o   extend the fixed maturity of any such debt securities;

o reduce the rate or change the time of payment of interest on such debt securities;

o reduce the principal amount of such securities or the premium, if any, on such debt securities;

o   change or waive the redemption provisions of such debt securities;

o   change any obligation of ours to pay additional amounts;

o reduce the amount of the principal payable on acceleration of any debt securities issued originally at a discount;

o   adversely affect the ranking on such debt securities;

o   adversely affect the right, if any, to convert such debt securities;

o adversely affect the right of repayment or repurchase at the option of the holder;

o   reduce or postpone any sinking fund or similar provision;

o change the currency or currency unit in which any such debt securities are payable or the right of selection thereof;

o impair the right to sue for the enforcement of any payment on such debt securities;

o reduce the percentage of debt securities of a series whose holders need to consent to the modification or a waiver; or

o with respect to subordinated debt securities, modify or change any provisions of the indenture or the related definitions affecting the subordination or ranking of any debt securities or any guarantees of our subsidiaries, in a manner which adversely affects the holders.

DEFAULTS

    Each indenture provides that events of default regarding any series of debt securities will be:

o our failure to pay required interest on any debt security of such series for 30 days;

o our failure to pay principal or premium, if any, on any debt security of such series when due;

o our failure to make any deposit of any sinking fund payment when due on debt securities of such series;

o our failure to perform for 30 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series;

o a breach by us of the covenant with respect to limitations on mergers and sale of assets;

o a breach by us, or by our subsidiaries that may guarantee our debt securities, of the covenant with respect to consolidation and sale of assets;

o our failure to pay beyond any applicable grace period, or the acceleration of, indebtedness in excess of $50,000,000;

o a finding that a guarantee of our debt securities by any of our subsidiaries is unenforceable or invalid;

o certain events of bankruptcy or insolvency, whether voluntary or not, with respect to us or any material subsidiary; and

o any other event of default set forth in the applicable prospectus supplement.

    If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare the entire principal amount, together with all accrued and unpaid interest and premium, if any, of each debt security of that series due and payable. We are required to file annually with the trustee a statement of an officer as to the fulfillment by us of our obligations under the indenture during the preceding year.

    No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

    Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series. The trustee generally cannot be required by any of the holders of debt securities to take any action, unless one or more of such holders shall have provided to the trustee reasonable security or indemnity satisfactory to it.

    If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

SUBSIDIARY GUARANTEES

    Our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

    Each trustee will, within 90 days after any default occurs, give notice of the default to the holder of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

    We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.



DEFEASANCE

    Except as may otherwise be set forth in an accompanying prospectus supplement, after we have irrevocably deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions, including receipt of an opinion of counsel that holders will not recognize taxable gain or loss for Federal income tax purposes, then:

o we will be deemed to have paid and satisfied our obligations and those of any guarantors of our obligations under the applicable indenture and any guarantees discharged on all outstanding debt securities of such series, which is known as legal defeasance and discharge; or

o we will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such debt securities, relating to the debt securities of such series, which is known as covenant defeasance.

    When there is a legal defeasance and discharge, the applicable indenture will no longer govern the debt securities of such series, we will no longer be liable for payments required by the terms of the debt securities of such series and the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.

    In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

o we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

    -    money in an amount;

    -    U.S. Government Obligations; or

    - a combination of money and U.S. Government Obligations, in each case sufficient without reinvestment, in the written opinion of an internationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, the redemption date;

o in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable Federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

o in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

o no default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or prior to the 90th day after the date of such deposit, it being understood that this condition is not deemed satisfied until after such 90th day;

o the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

o the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party; and

o we have delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.



PAYMENT OF ADDITIONAL AMOUNTS

    If so noted in the applicable prospectus supplement for a particular issuance, we will pay to the holder of any debt security who is a United States Alien (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on the debt security, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon the holder by the United States or any taxing authority thereof or therein, will not be less than the amount provided in such debt security to be then due and payable. We will not be required, however, to make any payment of additional amounts for or on account of:

o any tax, assessment or other governmental charge that would not have been imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary of, member or stockholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, stockholder or possessor), being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States, or the presentation of a debt security for payment after 10 days;

o any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

o any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

o any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, or interest on, such debt security;

o any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, any debt security if such payment can be made without withholding by any other paying agent;

o any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the holder or beneficial owner of such debt security, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

o any tax, assessment or other governmental charge imposed on interest received by (1) a 10% stockholder of ours (as defined in Section 871(h)(3)(B) of the Internal Revenue Code of 1986, as amended and the regulations that may be promulgated thereunder), or (2) a controlled foreign corporation with respect to us within the meaning of the Code; or

o    any combinations of items identified in the bullet points above.

    In addition, we will not be required to pay any additional amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the debt security.

    The term United States Alien means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

REDEMPTION UPON A TAX EVENT

    If so noted in the applicable prospectus supplement for a particular issuance, we may redeem the debt securities in whole, but not in part, on not more than 60 days' and not less than 30 days' notice, at a redemption price equal to 100% of their principal amount, plus all accrued but unpaid interest through the redemption date if we determine that as a result of a change in tax law (as defined below):

o we have or will become obligated to pay additional amounts as described under the heading "Payment of Additional Amounts"; or

o there is a substantial possibility that we will be required to pay such additional amounts.

    A change in tax law that would trigger the provisions of the preceding paragraph is any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in the laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of the laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before the date of the applicable prospectus supplement for the particular issuance of debt securities to which this section applies except for proposals before the Congress prior to that date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of the action, whether or not the action or proposal was taken or made with respect to us.

    Prior to the publication of any notice of redemption, we shall deliver to the Trustee an officers' certificate stating that we are entitled to effect the aforementioned redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred, and an opinion of counsel to such effect based on such statement of facts.

GOVERNING LAW

    Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law.

CONCERNING THE TRUSTEE UNDER THE INDENTURES

    We have and may continue to have banking and other business relationships with JPMorgan Chase Bank, N.A., or any subsequent trustee, in the ordinary course of business.

                             DESCRIPTION OF WARRANTS

    Please note that in this section entitled Description of Warrants, references to Intermagnetics, we, us, ours or our refer to Intermagnetics General Corporation and our subsidiaries. Also, in this section, references to holders mean those who own warrants registered in their own names, on the books that Intermagnetics or its agent maintains for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in the warrants should read the section below entitled Book-Entry Procedures and Settlement.

GENERAL

    We may issue warrants that are debt warrants or equity warrants. We may offer warrants separately or together with our debt securities.

    We may issue warrants in such amounts or in as many distinct series as we wish. This section summarizes terms of the warrants that apply generally to all series. Most of the financial and other specific terms of your warrant will be described in the prospectus supplement. Those terms may vary from the terms described here.

    The warrants of a series will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies, as warrant agent, as set forth in the prospectus supplement. A form of each warrant agreement, including a form of warrant certificate representing each warrant, reflecting the particular terms and provisions of a series of offered warrants, will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of warrant agreement when it has been filed by following the directions outlined in "Where You Can Find More Information" or by contacting the applicable warrant agent.

    The following briefly summarizes the material provisions of the warrant agreements and the warrants. As you read this section, please remember that the specific terms of your warrant as described in the prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. You should read carefully the prospectus supplement and the more detailed provisions of the warrant agreement and the warrant certificate, including the defined terms, for provisions that may be important to you. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements made in this section may not apply to your warrant.

TYPES OF WARRANTS

    We may issue debt warrants or equity warrants. A debt warrant is a warrant for the purchase of our debt securities on terms to be determined at the time of sale. An equity warrant is a warrant for the purchase or sale of our equity securities.

    The prospectus supplement will describe what we may deliver to satisfy our obligations with respect to any universal warrants. Any securities deliverable by us with respect to any universal warrants will be freely transferable by the holder.

INFORMATION IN THE PROSPECTUS SUPPLEMENT

    The prospectus supplement will contain, where applicable, the following information about the warrants:

o the specific designation and aggregate number of, and the price at which we will issue, the warrants;

o the currency or currency unit with which the warrants may be purchased and in which any payments due to or from the holder upon exercise must be made;

o the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

o whether the exercise price may be paid in cash, by the exchange of warrants or other securities or both, and the method of exercising the warrants;

o whether and under what circumstances we may cancel the warrants prior to their expiration date, in which case the holders will be entitled to receive only the applicable cancellation amount, which may be either a fixed amount or an amount that varies during the term of the warrants in accordance with a schedule or formula;

o whether the warrants will be issued in global or non-global form, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

o the identities of the warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

o any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

o whether the warrants are to be sold separately or with other securities, as part of units or otherwise, and if the warrants are to be sold with the securities of another company or other companies, certain information regarding such company or companies; and

o    any other terms of the warrants.

    If warrants are issued as part of a unit, the prospectus supplement will specify whether the warrants will be separable from the other securities in the unit before the warrants' expiration date. A warrant issued in a unit in the United States may not be so separated before the 91st day after the unit is issued.

    No holder of a warrant will, as such, have any rights of a holder of the debt securities, equity securities or other warrant property purchasable under or in the warrant, including any right to receive payment thereunder.

ADDITIONAL INFORMATION IN THE PROSPECTUS SUPPLEMENT FOR DEBT WARRANTS

    In the case of debt warrants, the prospectus supplement will contain, where appropriate, the following additional information:

o the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants; and

o the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

NO LIMIT ON ISSUANCE OF WARRANTS

    The warrant agreements will not limit the number of warrants or other securities that we may issue.

MODIFICATIONS

    We and the relevant warrant agent may, without the consent of the holders, amend each warrant agreement and the terms of each issue of warrants, for the purpose of curing any ambiguity or of correcting or supplementing any defective or inconsistent provision, or in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the holders of the outstanding unexercised warrants in any material respect.

    We and the relevant warrant agent also may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants.

    No such modification or amendment may, without the consent of each holder of an affected warrant:

o    reduce the amount receivable upon exercise, cancellation or expiration;

o    shorten the period of time during which the warrants may be exercised;

o otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

o reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

MERGER AND SIMILAR TRANSACTIONS PERMITTED; NO RESTRICTIVE COVENANTS OR EVENTS OF DEFAULT

    The warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another firm or to engage in any other transactions. If at any time there is a merger or consolidation involving us or a sale or other disposition of all or substantially all of our assets, the successor or assuming company will be substituted for us, with the same effect as if it had been named in the warrant agreement and in the warrants. We will be relieved of any further obligation under the warrant agreement or warrants and, in the event of any such merger, consolidation, sale or other disposition, we as the predecessor corporation may at any time thereafter be dissolved, wound up or liquidated.

    The warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they provide for any events of default or remedies upon the occurrence of any events of default.

WARRANT AGREEMENTS WILL NOT BE QUALIFIED UNDER TRUST INDENTURE ACT

    No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

ENFORCEABILITY OF RIGHTS BY BENEFICIAL OWNER

    Each warrant agent will act solely as our agent in connection with the issuance and exercise of the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any warrant. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant certificate, including any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon us.

    Holders may, without the consent of the applicable warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise their warrants, to receive debt securities, in the case of debt warrants, and to receive payment, if any, for their warrants, in the case of universal warrants.

GOVERNING LAW

    Unless otherwise stated in the prospectus supplement, the warrants and each warrant agreement will be governed by New York law.

                         DESCRIPTION OF PREFERRED STOCK

    We are authorized to issue two million shares of preferred stock, none of which have been issued as of February 13, 2006. The following briefly summarizes the material terms of our preferred stock, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock we offer which will be described in more detail in the prospectus supplement prepared for such series, together with the more detailed provisions of our certificate of incorporation relating to each particular series of preferred stock, for provisions that may be important to you. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

GENERAL

    Under our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

o    the number of shares to be included in the series; and

o the designations, relative rights, preferences and limitations of the shares of the series, except as otherwise stated in the certificate of incorporation.

    Prior to the issuance of any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in an amendment to the certificate of incorporation. The term board of directors includes any duly authorized committee.

    The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future, provided that the future issuances are first approved by the holders of the class(es) of preferred stock adversely affected. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees pursuant to benefit plans or otherwise. Shares of preferred stock we issue may have the effect of rendering more difficult or discouraging an acquisition of us deemed undesirable by our board of directors.

    The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.

    We will name the transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock in the prospectus supplement relating to such series.

RANK

    Unless otherwise specified for a particular series of preferred stock in an accompanying prospectus supplement, each series will rank on an equal basis with each other series of preferred stock, and prior to the common stock, as to dividends and distributions of assets.

DIVIDENDS

    Holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to below under Description of Depositary Shares, on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

    We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

o all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

o the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

    Partial dividends declared on preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.

    Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other of our stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for:

o all prior dividend periods if the preferred stock pay dividends on a cumulative basis; or

o the immediately preceding dividend period if the preferred stock pay dividends on a noncumulative basis.

CONVERSION AND EXCHANGE

    The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for our common stock.

REDEMPTION

    If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holder thereof and may be mandatorily redeemed.

    Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

    Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such stock will terminate except for the right to receive the redemption price.

LIQUIDATION PREFERENCE

    Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to preferred stock in liquidation, including common stock.

    If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

VOTING RIGHTS

    The holders of shares of our preferred stock will have no voting rights, except:

o    as otherwise stated in the prospectus supplement;

o as otherwise stated in the amendment to our certificate of incorporation establishing such series; and

o    as required by applicable law.

                        DESCRIPTION OF DEPOSITARY SHARES

    The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain copies of these documents when they are filed by following the directions outlined in "Where You Can Find More Information."

GENERAL

    We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

    We will deposit the shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

    The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

    The preferred stock depositary will distribute any property other than cash received by it in respect of the preferred stock to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF PREFERRED STOCK

    If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

    Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

VOTING DEPOSITED PREFERRED STOCK

    Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

    We will agree to take all actions that the preferred stock depositary determines as necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting stock of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing such shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of such depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement may be terminated only if:

o    all outstanding depositary shares have been redeemed; or

o a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with our liquidation, dissolution or winding up.

CHARGES OF PREFERRED STOCK DEPOSITARY; TAXES AND OTHER GOVERNMENTAL CHARGES

    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

    The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

    The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

    Neither we nor the preferred stock depositary will be liable if either is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations and those of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

                        DESCRIPTION OF PURCHASE CONTRACTS

    We may issue purchase contracts for the purchase or sale of:

o debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

o    currencies; or

o    commodities.

    Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

    The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contacts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

                              DESCRIPTION OF UNITS

     As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred stock, common stock or any combination of such securities. The applicable prospectus supplement will describe:

o the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

o    a description of the terms of any unit agreement governing the units; and

o a description of the provisions for the payment, settlement, transfer or exchange of the units.

                           DESCRIPTION OF COMMON STOCK

    We are authorized to issue 80 million shares of common stock, 28.3 million of which were issued and outstanding as of February 13, 2006. On January 25, 2006, we declared a 3-for-2 common stock dividend payable on February 21, 2006 to stockholders of record on February 6, 2006. After giving effect to the 3-for-2 common stock dividend payable on February 21, 2006, there would have been 42.4 million shares of common stock issued and outstanding at February 13, 2006. The following briefly summarizes the material terms of our common stock. You should read the more detailed provisions of our certificate of incorporation and by-laws for provisions that may be important to you. You can obtain copies of these documents by following the directions outlined in "Where You Can Find More Information."

GENERAL

    Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by stockholders. Except as otherwise provided by law, the holders of common stock vote as one class together with holders of our preferred stock (if they have voting rights), none of which was outstanding as of February 13, 2006. Holders of common stock may cumulate their votes in the election of directors, and are entitled to stock equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding preferred stock.

    Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to our common stock. All of the outstanding shares of our common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is American Stock Transfer and Trust Company. Our common stock are listed on the Nasdaq National Market under the symbol "IMGC."

ANTITAKEOVER EFFECTS OF DELAWARE LAW

    The following discussion concerns certain provisions of Delaware law that may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including offers or attempts that might result in a premium being paid over the market price for its shares. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Delaware General Corporation Law ("DGCL").

    Delaware Law. We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

o prior to the business combination the corporation's board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation's officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

o at or subsequent to the time the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of its outstanding voting stock which is not owned by the interested stockholder.

    A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation's voting stock.

    Certificate of Incorporation and Bylaws. Our bylaws provide that special meetings of stockholders may be called only at the request of a majority of our board of directors. Written notice of a special meeting stating the place, date and hour of the meeting and the purposes for which the meeting is called must be given between 30 and 60 days before the date of the meeting, and only business specified in the notice may come before the meeting. In addition, our bylaws provide that, except in the case of vacancies, directors shall be elected by a plurality of votes cast at an annual meeting.


                           FORM, EXCHANGE AND TRANSFER

    We will issue securities only in registered form; no securities will be issued in bearer form. We will issue each security other than common stock in book-entry form only, unless otherwise specified in the applicable prospectus supplement. We will issue common stock in both certificated and book-entry form, unless otherwise specified in the applicable prospectus supplement. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, since it will be the sole holder of the security. These book-entry securities are described below under Book-Entry Procedures and Settlement.

    If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

o The securities will be issued in fully registered form in denominations stated in the prospectus supplement. You may exchange securities for securities of the same series in smaller denominations or combined into fewer securities of the same series of larger denominations, as long as the total amount is not changed.

o You may exchange, transfer, present for payment or exercise securities at the office of the relevant trustee or agent indicated in the prospectus supplement. You may also replace lost, stolen, destroyed or mutilated securities at that office. We may appoint another entity to perform these functions or may perform them itself.

o You will not be required to pay a service charge to transfer or exchange their securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with your proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

o If we have the right to redeem, accelerate or settle any securities before their maturity or expiration, and we exercise that right as to less than all those securities, we may block the transfer or exchange of those securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.

o If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

                      BOOK-ENTRY PROCEDURES AND SETTLEMENT

    Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company or DTC, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

    Purchasers of securities may only hold interests in the global notes through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary--banks, brokerage houses and other institutions that maintain securities accounts for customers--that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner's own securities intermediary at the bottom.

    The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

    A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

o DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

o We in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

    Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

    In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

    We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

    CLEARSTREAM AND EUROCLEAR

    Links have been established among DTC, Clearstream Banking and Euroclear (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

    Although DTC, Clearstream Banking and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

    Clearstream Banking and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking and Euroclear, as participants in DTC.

    When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking or Euroclear will credit its participant's account. Credit for the book-entry securities will appear on the next day (European time).

    Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

    When a Clearstream Banking or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking or Euroclear participant's account would instead be valued as of the actual settlement date.

                                        RATIO OF EARNINGS TO FIXED CHARGES

                                  SIX MONTHS
                                     ENDED                                 YEAR ENDED
                                  ---------       --------------------------------------------------------------
                                    NOV 27,       MAY 29,       MAY 30,       MAY 25,      MAY 26,      MAY 27,
                                     2005          2005          2004          2003         2002         2001
                                  ---------       -------       -------       -------      -------     --------
Ratio of Earnings to Fixed
Charges .......................     11.2x           5.7x          13.8x         34.5x        37.6x        7.9x

For purposes of the calculation of the Ratio of Earnings to Fixed Charges, "earnings" consist of pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income/loss from equity investees, excluding capitalized interest. "Fixed charges" consist of interest and amortization of debt expense, including the interest portion of rental obligations deemed representative of the interest factor which is about 21% of rent expense.

                                 USE OF PROCEEDS

    Unless otherwise set forth in a prospectus supplement, we will use the net proceeds received from the sale of the offered securities for general corporate purposes, including acquisitions, repayment of indebtedness and working capital.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

                  The following discussion of certain United States federal income tax considerations with respect to the ownership of debt securities issued by us is based upon the opinion of Morgan, Lewis & Bockius LLP, counsel to the Company, and deals only with debt securities held as capital assets by initial purchasers, and not with special classes of holders, such as:

o    dealers in securities or currencies;

o traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

o    financial institutions, including banks;

o    tax-exempt organizations;

o    insurance companies;

o    broker-dealers;

o    certain former citizens or residents of the United States;

o partnerships or pass-through entities for United States federal income tax purposes;

o persons that hold debt securities that are a hedge or that are hedged against currency risks or that are part of a straddle, conversion or other integrated investment transaction;

o    persons subject to the alternative minimum tax;

o persons deemed to sell the debt securities under the constructive sale provisions of the United States Internal Revenue Code of 1986, as amended (the "Code"); or

o    persons whose functional currency is not the U.S. dollar.

This discussion is based on the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect. This discussion does not address United States federal income tax considerations with respect to warrants, preferred stock, depositary shares, purchase contracts, units or common stock that we may issue.

                  Prospective purchasers of debt securities should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction, of the ownership of debt securities.

                  If an entity that is treated as a partnership for United States federal income tax purposes holds debt securities, the United States federal income tax treatment of a partner will generally depend upon the status of the partner and the tax treatment of the partnership. A person who is treated for United States federal income tax purposes as a partner in such an entity should consult his or her tax advisor with regard to the United States federal income tax treatment of an investment in debt securities.

UNITED STATES HOLDERS

                  This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security who is:

     o  a citizen or resident of the United States:

     o a corporation (or an entity treated as a corporation for United States federal income tax purposes) organized under the laws of the United States or any State;

     o an estate the income of which is subject to United States federal income tax without regard to its source;

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o a trust that was in existence and treated as a United States person on August 20,1996 and has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes.

Payments of Interest

                  Interest on a debt security, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars (a "foreign currency"), other than interest on a "discount debt security" that is not "qualified stated interest" (each as defined below under "Original Issue Discount -- General"), will be taxable to you if you are a United States holder as ordinary income at the time you receive it or when it accrues, depending on the your method of accounting for tax purposes.

                  If an interest payment is denominated in, or determined by reference to, a foreign currency, the amount of income recognized by you if you are a taxpayer who uses the cash receipts and disbursements method of accounting for tax purposes will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

                  If you are a taxpayer who uses the accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency in accordance with either of two methods. Under the first method, the amount of income you accrue will be based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year).

                  Under the second method, you may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, if you actually receive a payment of interest within five business days of the last day of the accrual period, if you are a taxpayer who uses the accrual method of accounting for tax purposes, you may instead translate such accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. If you make such an election, it will apply to all debt instruments you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and such election will be irrevocable without the consent of the Internal Revenue Service (the "IRS").

                  When you receive an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a debt instrument) denominated in, or determined by reference to, a foreign currency, you will recognize ordinary income or loss measured by the difference between:

     o the average exchange rate that you used to accrue interest income, or the exchange rate as determined under the second method described above if you elect that method; and

     o the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

Original Issue Discount

                  General. A debt security, other than a debt security with a term of one year or less (a "short-term debt security"), will be treated as issued at an original issue discount (a "discount debt security") if the excess of the debt security's "stated redemption price at maturity" over its issue price is more than a "de minimis amount" (as defined below). Generally, the issue price of a debt security issued for money will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a debt security is the total of all payments provided by the debt security that are not payments of "qualified stated interest". A qualified stated interest payment is generally any one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the debt security. Special rules for "variable rate debt securities" (as defined below under "Original Issue Discount -- Variable Rate Debt Securities") are described below under "Original Issue Discount -- Variable Rate Debt Securities".

                  In general, if the excess of a debt security's stated redemption price at maturity over its issue price is less than 1/4 of 1 percent of the debt security's stated redemption price at maturity multiplied by the number of complete years to its maturity (the "de minimis amount"), then such excess, if any, constitutes "de minimis original issue discount" and the debt security is not a discount debt security. If, however, the amount of original issue discount on the debt security is more than the de minimis amount as otherwise determined, and all stated interest on the debt security would be qualified stated interest except that for one or more accrual periods the interest rate is below the rate applicable for the remainder of the debt security's term, then, for purposes of determining whether the debt security has de minimis original issue discount, the debt security's stated redemption price at maturity is treated as equal to the debt security's issue price plus the greater of the amount of the "foregone interest" or the excess (if any) of the debt security's stated principal amount over its original issue price. The amount of foregone interest is the amount of additional stated interest that would be required to be payable on the debt security during the period of the interest shortfall so that all stated interest would be qualified stated interest. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under "Election to Treat All Interest as Original Issue Discount". You can determine the includible amount with respect to each such payment by multiplying the total amount of the debt security's de minimis original issue discount by a fraction equal to:

     o  the amount of the principal payment made; divided by

     o  the stated principal amount of the debt security.

                  If your discount debt security matures more than one year from its date of issue, you must generally include original issue discount ("OID") in income calculated on a constant-yield method before you receive cash attributable to such income, and generally, except in the case of certain debt securities providing for payments prior to maturity of amounts that are not treated as qualified stated interest, you will have to include in income increasingly greater amounts of OID over the life of the debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security ("accrued OID"). You can determine the daily portion by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period can be longer than one year and each scheduled payment of interest or principal on the debt security must occur on either the final or first day of an accrual period. You can determine the amount of OID allocable to an accrual period by:

     o multiplying your discount debt security's adjusted issue price at the beginning of the accrual period by your debt security's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period); and then

     o subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You determine your discount debt security's "adjusted issue price" at the beginning of any accrual period by adding

     o your discount debt security's issue price and any accrued OID for each prior accrual period; and then

     o subtracting payments previously made on your discount debt security that were not qualified stated interest payments.

For purposes of determining the amount of OID allocable to an accrual period, if an interval between payments of qualified stated interest on the debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) pro rata on the basis of their relative lengths to each accrual period in the interval. In addition you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of OID allocable to the final accrual period is the difference between:

     o the amount payable at the maturity of the debt security (other than any payment of qualified stated interest); and

     o the debt security's adjusted issue price as of the beginning of the final accrual period.

                  Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest but is greater than the amount of the debt security's adjusted issue price (as determined above under "Original Issue Discount -- General"), the excess is acquisition premium. If you do not make the election described below under "Election to Treat All Interest as Original Issue Discount", then you must reduce the daily portions of OID by a fraction equal to:

     o the excess of your adjusted basis in the debt security immediately after its purchase over the adjusted issue price of the debt security, divided by:

     o the excess of the sum of all amounts payable on the debt security after the purchase date, other than payments of qualified stated interest, over the debt security's adjusted issue price.

                  Market Discount. You will be treated as if you had purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a "market discount debt security", if:

     o you purchase your debt security for less than its issue price (as determined above under "Original Issue Discount -- General"), and

     o the debt security's stated redemption price at maturity or, in the case of a discount debt security, the debt security's "revised issue price", exceeds the price you paid for your debt security by at least 1/4 of 1 percent of such debt security's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security's maturity.

If such excess is not sufficient to cause the debt security to be a market discount debt security, then such excess constitutes "de minimis market discount" and the rules discussed below are not applicable to you. The Code provides that, for these purposes, the "revised issue price" of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security.

                  You must treat any gain that you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent that such gain does not exceed the accrued market discount on such debt security. Also, any partial principal payment on a market discount debt security will be includable in gross income as ordinary income to the extent that such payment does not exceed the accrued market discount on such debt security. In the case of any maturity, disposition or subsequent partial principal payment on such debt security, the amount of accrued market discount is reduced by the amount of the previous partial principal payment included in gross income as ordinary income. Alternatively, you may elect to include market discount in income currently over the life of the debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS.

                  You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount on a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. If you do not elect to include market discount in income currently, you will generally be required to defer deductions for interest on borrowings allocable to your market discount debt security in an amount not exceeding the accrued market discount on such market discount debt security until the maturity or disposition of such market discount debt security.

                  Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

     o a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

     o the first stated interest payment on your debt security is to be made within one year of your debt security's issue date; and

     o the payment will equal or exceed the amount of pre-issuance accrued interest.

If you make this election, a portion of the first stated interest payment will be treated as a return of the excluded preissuance accrued interest and not as an amount payable on your debt security.

                  Debt Securities Subject to Contingencies Including Optional Redemption. If a debt security provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal, if the timing and amount of the payments that comprise each payment schedule are known as of the issue date and if one of such schedules is significantly more likely than not to occur, the yield and maturity of the debt security are determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the debt security will be subject to the general rules that govern contingent payment obligations. These rules will be discussed in an applicable supplement.

                  Notwithstanding the general rules for determining yield and maturity in the case of debt securities subject to contingencies, if you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

     o in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

     o in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we have options described in the preceding sentence, those rules apply to such options in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which the debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

                  If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a "change in circumstances") then, except to the extent that a portion of the debt security is repaid as a result of the change in circumstances and solely for purposes of determining the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security's adjusted issue price on that date.

                  Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on a debt security using the constant-yield method described above under the heading "Original Issue Discount -- General", with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "Debt Securities Purchased at a Premium") or acquisition premium.

                  In applying the constant-yield method to a debt security with respect to which this election has been made, the issue price of your debt security will equal your cost, the issue date of your debt security will be the date you acquired it, and no payments on the debt security will be treated as payments of qualified stated interest. This election will generally apply only to the debt security for which you make it, and you may not revoke it without the consent of the IRS. If you make this election with respect to a debt security with amortizable bond premium, then you will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) that you hold as of the beginning of the taxable year in which the debt security with respect to which the election is made is acquired or that you thereafter acquire. You may not revoke this deemed election with respect to amortizable bond premium without the consent of the IRS.

                  If you make the election to apply the constant-yield method with respect to a market discount debt security, you will be treated as having made the election discussed above under "Original Issue Discount -- Market Discount" to include market discount in income currently over the life of all debt instruments that you hold or thereafter acquire. You may not revoke the deemed election without the consent of the IRS.

                  Variable Rate Debt Securities. Your debt security will be a "variable rate debt security" if your debt security:

     (i) has an issue price that does not exceed the total noncontingent principal payments on the debt security by more than the lesser of:

          (1)  the product of:

                  (x) the total noncontingent principal payments on the debt security;

                  (y) the number of complete years to maturity from the issue date; and

                  (z) .015, or

          (2) 15 percent of the total noncontingent principal payments on the debt security; and

     (ii) does not provide for stated interest other than stated interest compounded or paid at least annually at:

          (1)  one or more "qualified floating rates";

          (2)  a single fixed rate and one or more qualified floating rates;

          (3)  a single "objective rate"; or

          (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate".

                  A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a "current value" of that rate. A "current value" of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

                  A variable rate is a "qualified floating rate" if:

     (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

     (ii) it is equal to the product of a rate described in clause (i) and either:

          (a) a fixed multiple that is greater than 0.65 but not more than 1.35; or

          (b) a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that:

     (i)  are within 0.25 percentage points of each other on the issue date; or

     (ii) can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

                  An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party. A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the debt security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the debt security's term. An objective rate is a "qualified inverse floating rate" if:

     (i)  the rate is equal to a fixed rate minus a qualified floating rate; and

     (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

                  If interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period and:

     (i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

     (ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate, then the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate.

                  In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, all stated interest on your debt security is qualified stated interest and the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

                  If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate and also does not provide for interest payable at a fixed rate (other than at a single fixed rate for an initial period), you generally must determine the amount of interest and OID accruals on your debt security by:

     (i) determining a fixed rate substitute for each variable rate provided under your variable rate debt security (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security);

     (ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);

     (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

     (iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.

                  If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), you must determine the amount of interest and OID accruals as in the immediately preceding paragraph with the modification that you must treat your variable rate debt security, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

                  Short-Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID (as specially defined below for the purposes of this paragraph) for United States federal income tax purposes unless you elect to do so (but you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer or a taxpayer in a special class, including but not limited to a bank, regulated investment company, dealer in securities, common trust fund, person who holds a debt security as part of certain identified hedging transactions, or cash basis taxpayer who so elects, you will be required to accrue OID on a short-term debt security on either a straight-line basis or under the constant-yield method (based on daily compounding), at your election. If you are not required and have not elected to include OID in income currently, any gain you realize on the sale or retirement of the short-term debt security will be ordinary income to the extent of the OID accrued on a straight-line basis (unless you elect to accrue the OID under the constant-yield method) through the date of sale or retirement. If you are not required and do not elect to accrue OID on short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

                  When you determine the amount of OID subject to these rules, you must include all interest payments on a short-term debt security, including stated interest, in your short-term debt security's stated redemption price at maturity.

                  Foreign Currency Discount Debt Securities. You must determine OID for any accrual period on your discount debt security, if it is denominated in, or determined by reference to, a foreign currency, in that foreign currency and then translate it into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under "Payments of Interest". You may recognize ordinary income or loss when you receive an amount attributable to OID (whether in connection with a payment of interest or the sale or retirement of a debt security).

Debt Securities Purchased at a Premium

                  If you purchase your Debt Security for an amount in excess of its principal amount, you may elect to treat such excess as "amortizable bond premium", in which case you will reduce the amount you are required include in income each year with respect to interest on the debt security by the amount of amortizable bond premium allocable (based on the debt security's yield to maturity) to such year. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute amortizable bond premium in units of foreign currency, and your amortizable bond premium will reduce your interest income in units of the foreign currency. At the time your amortized bond premium offsets your interest income, you realize exchange gain or loss (taxable as ordinary income or loss) measured by the difference between exchange rates at that time and at the time of your acquisition of your debt security. If you elect to amortize bond premium, such election shall apply to all debt instruments (other than debt instruments the interest on which is excludible from gross income) that you hold at the beginning of the first taxable year to which the election applies or thereafter acquire, and you may not revoke such election without the consent of the IRS. See also "Original Issue Discount -- Election to Treat All Interest as Original Issue Discount".

Purchase, Sale and Retirement of the Debt Securities

                  Your tax basis in your debt security will generally be the U.S. dollar cost (as defined below), adjusted by adding the amount of any OID, market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security, and reduced by the amount of any payments with respect to your debt security that are not qualified stated interest payments, and any amortizable bond premium or acquisition premium applied to reduce interest or OID on your debt security.

                  If you purchase your debt security with foreign currency, your U.S. dollar cost will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if your debt security is traded on an established securities market, as defined in the applicable Treasury Regulations, you are a cash basis taxpayer or you are an accrual basis taxpayer that so elects, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date for the purchase.

                  You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on:

     (i)   the date payment is received if you are a cash basis taxpayer;

     (ii)  the date of disposition if you are an accrual basis taxpayer; or

     (iii) if your debt security is traded on an established securities market, as defined in the applicable Treasury Regulations, and you are a cash basis taxpayer (or an accrual basis United States Holder that so elects), on the settlement date for the sale.

                  Except to the extent described above under "Original Issue Discount -- Short-Term Debt Securities" or "Original Issue Discount -- Market Discount", described in the next succeeding paragraph, attributable to accrued but unpaid interest or subject to the rules governing contingent payment obligations, gain or loss you recognize on the sale or retirement of your debt security will be capital gain or loss and will be long-term capital gain or loss if you held the debt security for more than one year.

                  You must treat any portion of gain or loss that you recognize on the sale or retirement of your debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take into account exchange gain or loss only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

                  If you receive foreign currency as interest on your debt security or on the sale or retirement of a debt security, your tax basis in the foreign currency will be equal to its U.S. dollar value at the time such interest is received or at the time of such sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of purchase. If you sell or dispose of foreign currency (including if you use it to purchase debt securities or exchange it for U.S. dollars), any gain or loss recognized generally will be ordinary income or loss.

Certain Debt Securities Subject to Special Rules

                  The applicable supplement will contain a discussion of any material special United States federal income tax rules with respect to debt securities that are subject to the rules for contingent payment obligations.

NON-UNITED STATES HOLDERS

                  This subsection describes the tax consequences to a "non-United States holder". For purposes of this discussion, you are a "non-United States holder" if you are a beneficial owner of a debt security and are for United States income tax purposes:

     (i)   a nonresident alien individual or

     (ii)  a foreign corporation; or

     (iii) an estate or trust, in either case not subject to United States federal income tax on a net income basis in respect of income or gain from a debt security.

This subsection does not apply to a United States holder.

                  This discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Code (relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party).

                  Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below:

     (i) payments of principal, premium (if any) and interest, including OID, by us or other U.S. payors to you will not be subject to United States federal withholding tax if, in the case of interest or OID,

               (a) you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

               (b) you are not a controlled foreign corporation that is related to us through stock ownership, and

               (c) the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

                         (i) you certify to the U.S. payor, under penalties of perjury, on an IRS Form W-8BEN or an acceptable substitute form, that you are not a United States person;

                         (ii) in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and status as a person who is not a United States person;

                         (iii) the U.S. payor has received a withholding
                               certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

                                    (A)     a withholding foreign partnership
                                            (generally a foreign partnership
                                            that has entered into an agreement
                                            with the IRS to assume primary
                                            withholding responsibility with
                                            respect to distributions and
                                            guaranteed payments it makes to its
                                            partners);

                                    (B)     a qualified intermediary (generally
                                            a non-United States financial
                                            institution or clearing organization
                                            or a non-United States branch or
                                            office of a United States financial
                                            institution or clearing organization
                                            that is a party to a withholding
                                            agreement with the IRS); or

                                    (C)     a U.S. branch of a non-United States
                                            bank or of a non-United States
                                            insurance company that has agreed to
                                            be treated as a United States person
                                            for withholding purposes;

                               and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a person who is not a United States person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS);

                         (iv) the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the debt security certifying to the U.S. payor under penalties of perjury that an IRS Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and to which is attached a copy of the IRS Form W-8BEN or acceptable substitute form; or

                         (v) the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a person who is not a United States person in accordance with U.S. Treasury regulations;

     (ii) you will generally not be subject to United States federal income or withholding tax on any gain you realize on the sale or exchange of a debt security, unless such gain is effectively connected with a U.S. trade or business, or, in the case of a qualified resident of a country having an applicable income tax treaty with the United States, attributable to a U.S. permanent establishment or you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions exist; and

     (iii) a debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for purposes of the United States federal estate tax as a result of the individual's death if the individual did not at the time of death actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and the income on the debt security would not have been effectively connected with a United States trade or business of the individual at the individual's death.

                  Subject to the discussion below regarding effectively connected interest, a non-United States holder that does not meet the conditions set forth in clause (i) above will be subject to a 30% United States federal withholding tax with respect to payments of interest, unless the non-United States holder is entitled to a reduction in or an exemption from withholding tax on interest under a tax treaty between the United States and the non-United States holder's country of residence. To claim such a reduction or exemption, a non-United States holder generally must complete an IRS Form W-8BEN and claim this reduction or exemption on the form.

                  Notwithstanding the foregoing discussion and subject to the discussion below regarding backup withholding, interest on a non-United States holder's debt securities will not be subject to United States federal withholding tax, but will be includible in the income of the non-United States holder for regular United States federal income tax purposes (and, in the case of a non-United States holder that is a corporation for United States federal income tax purposes, for purposes of the 30% United States branch profits tax) if:

     o the non-United States holder is engaged in the conduct of a trade or business in the United States;

     o interest income on the non-United States holder's debt securities is effectively connected with the conduct of its trade or business in the United States (and, if a "permanent establishment" clause in a tax treaty applies, is attributable to a permanent establishment in the United States); and

     o the non-United States holder has certified to the paying agent on an IRS Form W-8ECI that it is exempt from withholding tax because the interest income on its debt securities will be effectively connected with its conduct of a trade or business in the United States (failure to so certify, however, will not prevent the interest from being includible in the income of the non-United States holder).

BACKUP WITHHOLDING AND INFORMATION REPORTING

United States Holders

                  In general, if you are a noncorporate United States holder, we and other payors are required to report to the IRS all payments of principal, any premium and interest on your debt security and the proceeds of the sale of a debt security before maturity within the United States, and the accrual of OID on a discount debt security, and "backup withholding" at the applicable rate (currently 28%) will apply to such payments and to payments of OID if you fail to provide an accurate taxpayer identification number or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Non-United States Holders

                  In general, if you are a non-United States holder, information reporting on IRS Form 1099 and backup withholding will not apply to payments of principal, premium (if any) and interest (including OID) with respect to your debt security made by us and other payors to you, provided the certification requirements described in clause (i)(c) under "Non-United States Holders" above are satisfied or you otherwise establish an exemption; and provided further that the payor does not have actual knowledge that you are a United States person. However, we and other payors are required to report (on IRS Form 1042-S) payments of interest (including OID) on your debt securities.

                  In general, payment of the proceeds from the sale of debt securities to or through a United States office of a broker is subject to both United States backup withholding and information reporting unless the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

     o an appropriate IRS Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person; or

     o other documentation upon which it may rely to treat the payment as made to a person who is not a United States person in accordance with U.S. Treasury regulations; or

or you otherwise establish an exemption.

                  If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a person who is not a United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made outside the United States to an offshore account maintained by you unless the payor has actual knowledge that you are a United States person.

                  In general, payments of the proceeds from the sale of a debt security made to or through a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

     o the proceeds are transferred to an account maintained by you in the United States:

     o the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

     o the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

                  In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

     o  a United States person;

     o  a controlled foreign corporation for United States tax purposes;

     o a foreign person that derives 50% or more of its gross income for a specified three-year period from the conduct of a trade or business in the United States; or

     o  a foreign partnership if any time during its tax year:

        1. one or more of its partners are U.S. persons (as defined in U.S. Treasury regulations) who in the aggregate hold more than 50% of the income or capital interest in the partnership or

        2. such foreign partnership is engaged in a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.


                              PLAN OF DISTRIBUTION

    Unless otherwise noted in the accompanying prospectus supplement, we may sell the offered securities in any of the following ways:

o    to or through underwriters or dealers;

o    by ourselves directly;

o    through agents; or

o    through a combination of any of these methods of sale.

    The prospectus supplement will explain the ways we will sell specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts we are granting the underwriters, dealers or agents.


                          CERTAIN ERISA CONSIDERATIONS

    We have subsidiaries that provide services to many employee benefit plans. Intermagnetics and any direct or indirect subsidiary of Intermagnetics may each be considered a party in interest within the meaning of the Employee Retirement Income Security Act of 1974 (ERISA), and a disqualified person under corresponding provisions of the Internal Revenue Code of 1986 (the Code), relating to many employee benefit plans. Prohibited transactions within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan relating to which Intermagnetics or any direct or indirect subsidiary of Intermagnetics is a party in interest, unless such offered securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to acquire the offered securities should consult with its legal counsel.

                                  LEGAL MATTERS

    Morgan, Lewis & Bockius LLP, New York, New York has rendered an opinion to us regarding the validity of the securities to be offered by the prospectus. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

                                     EXPERTS

    The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended May 29, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements and schedule of Invivo Corporation as of June 30, 2003 and 2002 and for each of the years in the three-year period ended June 30, 2003, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

       CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE SECURITIES LITIGATION
                               REFORM ACT OF 1995

    We have included or incorporated by reference in this prospectus statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following are the estimated expenses to be incurred and paid by the Registrant in connection with an assumed offering of $200,000,000 of debt securities pursuant to this Registration Statement (other than underwriting discounts and commissions).


                                                                       AMOUNT
                                                                     TO BE PAID
                                                                    ------------
SEC registration fee...........................................     $    *
Legal fees and expenses........................................
                                                                       100,000
Accounting fees and expenses...................................         50,000#
Trustees fees and expenses.....................................          7,500#
Printing fees..................................................         75,000#
Miscellaneous..................................................         10,000#
                                                                      ----------
    Total......................................................       $242,500 #
                                                                      ==========
* Deferred in reliance upon Rule 456(b) and 457(r)
# Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article ELEVENTH of the Registrant's Certificate of Incorporation authorizes indemnification of its directors and officers, past and present, against liabilities and expenses (including attorneys' fees) incurred in their corporate capacities to the fullest extent from time to time permitted by Delaware law and in accordance with the Registrant's By-laws. Section 145 of the DGCL sets forth the conditions and limitations governing the indemnification of directors, officers and other persons. Generally, with respect to non-derivative actions,
Section 145 of the DGCL allows a corporation to indemnify a director or an officer of a corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually or reasonable incurred by the director or officer in connection with an action, suit or proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the director's or officer's conduct was unlawful. With respect to derivative actions, Section 145 of the DGCL allows the corporation to indemnify directors and officers on a basis similar to that set forth above, except that no indemnification shall be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person was fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Moreover, the DGCL provides for mandatory indemnification of directors and officers of a corporation to the extent that such person has been successful on the merits or otherwise in defense of any such action, suit or proceeding. The DGCL also allows the corporation to advance or reimburse litigation expenses upon submission by the director or officer of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer.

    Section 102(b)(7) of the DGCL permits a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL regarding liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Accordingly, Article ELEVENTH of the Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may subsequently be amended. If the DGCL is subsequently amended to eliminate or limit further the liability provided by the preceding sentences, the liability of each director shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

    Article IV of the Registrant's By-laws provides indemnification of its directors and officers. The Registrant's directors and officers are also covered by a conventional directors' and officers' insurance policy.

ITEM 16. EXHIBITS

    The Exhibit Index beginning on page 38 is hereby incorporated by reference.

ITEM 17. UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Act;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    That, for the purpose of determining liability under the Act to any purchaser:

        (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

        (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
      (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or
      (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    That, for the purpose of determining liability of a Registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

        (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

        (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

        (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

        (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

    That, for purposes of determining any liability under the Act, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Intermagnetics General Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Latham, New York on February 21, 2006.



                                 INTERMAGNETICS GENERAL CORPORATION



                                 By:  /s/Glenn H. Epstein
                                    --------------------------------------------
                                    Glenn H. Epstein
                                    Chairman and Chief Executive Officer



                                POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints each of Glenn H. Epstein and Michael K. Burke, each of them individually without joinder of the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto or any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

                  SIGNATURE                                          TITLE                                  DATE
                  ---------                                          -----                                  ----
/s/ Glenn H. Epstein                                  Chairman and Chief Executive Officer            February 21, 2006
--------------------                                  (principal executive officer)
Glenn H. Epstein


/s/ Michael K. Burke                                  Executive Vice President and                    February 21, 2006
--------------------                                  Chief Financial Officer (principal
Michael K. Burke                                      financial and accounting officer)


/s/ John M. Albertine                                 Director                                        February 21, 2006
---------------------
John M. Albertine


/s/ Larry G. Garberding                               Director                                        February 21, 2006
-------------------------
Larry G. Garberding

                  SIGNATURE                                          TITLE                                  DATE
                  ---------                                          -----                                  ----
/s/ A. Jay Graf                                       Director                                        February 21, 2006
---------------
A. Jay Graf


/s/ Michael E. Hoffman                                Director                                        February 21, 2006
-------------------------
Michael E. Hoffman


/s/ Thomas L. Kempner                                 Director                                        February 21, 2006
---------------------
Thomas L. Kempner


/s/ Sheldon Weinig                                    Director                                        February 21, 2006
------------------
Sheldon Weinig

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Intermagnetics General Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Latham, New York on February 21, 2006.


                                                 INVIVO CORPORATION


                                                 By: /s/ Glenn H. Epstein
                                                     --------------------
                                                     Glenn H. Epstein
                                                     Chief Executive Officer




    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

                  SIGNATURE                                          TITLE                                  DATE
                  ---------                                          -----                                  ----
/s/ Glenn H. Epstein                                  Chief Executive Officer and Director            February 21, 2006
--------------------
Glenn H. Epstein


/s/ Michael K. Burke                                  Treasurer and Director                          February 21, 2006
--------------------
Michael K. Burke


/s/ Katherine M. Sheehan                              Secretary                                       February 21, 2006
------------------------
Katherine M. Sheehan

                                INDEX TO EXHIBITS
   Exhibit
     No.                                       Description
---------------      -----------------------------------------------------------

     1.1 Form of underwriting agreement (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

     4.1* Form of Indenture between Intermagnetics General Corporation and JPMorgan Chase Bank, N.A., as trustee, with respect to the senior debt securities of Intermagnetics General Corporation.

     4.2* Form of Indenture between Intermagnetics General Corporation and JPMorgan Chase Bank, N.A., as trustee, with respect to the subordinated debt securities of Intermagnetics General Corporation.

     4.3 Form of deposit agreement (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

     4.4 Form of warrant agreement (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

     4.5 Form of senior debt security of Intermagnetics General Corporation (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

     4.6 Form of subordinated debt security of Intermagnetics General Corporation (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

     4.7 Form of depositary receipt (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

     4.8             Form of warrant (to be included in Exhibit 4.4).

     4.9 Form of preferred security (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

     5.1*            Opinion of Morgan, Lewis & Bockius, LLP.

     8.1*            Tax opinion of Morgan, Lewis & Bockius LLP

    12.1* Statement re: computation of ratios of earnings to fixed charges.

    23.1* Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP).

    23.2*            Consent of Independent Registered Public Accounting Firm
                     (KPMG LLP).

    23.3* Consents of Morgan, Lewis & Bockius LLP (included in Exhibits 5.1 and 8.1).

    24.1*            Power of Attorney (included on signature page).

    25.1* Form T-1 statement of eligibility and qualification under the Trust Indenture Act of 1939 (a Form T-1) of JPMorgan Chase Bank, N.A. with respect to the senior and subordinated debt securities.

--------
* Filed herewith.